Exhibit 99.1

Envestnet Reports Third Quarter 2012 Financial Results

Chicago, IL – November 8, 2012 – Envestnet (NYSE: ENV), a leading provider of technology-enabled wealth management solutions to investment advisors, today reported financial results for its third quarter ended September 30, 2012.

Key Financial Metrics	Third Quarter		%
(in millions except per share data)	2012	2011	Change
Revenues from AUM/A	$33.2	$26.0	28%
Total Revenues	$42.3	$32.0	32%
Adjusted Revenues(1)	$42.7	$32.0	33%
Adjusted EBITDA(1)	$6.4	$7.6	-16%
Adjusted Net Income per Share(1)	$0.09	$0.12	-25%

Financial results for the third quarter of 2012 compared to the third quarter of 2011:

•	Revenues from assets under management (AUM) or assets under administration (AUA) increased 28% to $33.2 million for the third quarter of 2012 from $26.0 million for the third quarter of 2011; total revenues, which include licensing and professional services fees, increased 32% to $42.3 million for the third quarter of 2012 from $32.0 million for the third quarter of 2011.

•	Adjusted revenues, which exclude the effect of purchase accounting on the fair value of acquired deferred revenue, increased 33% to $42.7 million for the third quarter of 2012 from $32.0 million for the third quarter of 2011.

•	Net income was $0.6 million, or $0.02 per diluted share, for the third quarter of 2012 compared to net income of $1.9 million, or $0.06 per diluted share, for the third quarter of 2011.

•	Adjusted EBITDA(1) was $6.4 million for the third quarter of 2012 compared to $7.6 million for the third quarter of 2011.

•	Adjusted Net Income(1) was $2.9 million, or $0.09 per diluted share, for the third quarter of 2012 compared to $3.8 million, or $0.12 per diluted share, for the third quarter of 2011.

“We continue to enable and benefit from the trends in our business toward fee-based advice and advisor service models that highlight transparency and are free from conflicts,” said Jud Bergman, chairman and chief executive officer of Envestnet. “Our opportunity to grow revenue and profits is substantial, as Envestnet empowers advisors to improve client outcomes and strengthen their practices.”

Key Operating Metrics as of and for the quarter ended September 30, 2012:

•	AUM/A of $93.5 billion, up 41% from September 30, 2011

•	Accounts (AUM/A only) of 427,112, up 27% from September 30, 2011

•	Advisors (AUM/A only) served totaled 15,735, up 11% from September 30, 2011

•	Gross sales of AUM/A of $7.9 billion, resulting in net flows of $2.9 billion

The following table summarizes the changes in AUM and AUA for the quarter ended September 30, 2012:

In Millions Except Account Data	6/30/12	Gross Sales	Redemp- tions	Net Flows	Market Impact	9/30/12
Assets under Management (AUM)	$26,758	$2,955	$(1,568)	$1,387	$1,087	$29,232
Assets under Administration (AUA)	60,511	4,914	(3,377)	1,537	2,181	64,229

Total AUM/A	$87,269	$7,869	$(4,945)	$2,924	$3,268	$93,461

Fee-Based Accounts	416,017	35,620	(24,525)	11,095		427,112

During the third quarter, the Company added $0.2 billion of conversions included in the above AUM/A gross sales figures, and an additional $4.1 billion of conversions in Licensing.

Review of Financial Results

Adjusted revenues increased 33% to $42.7 million for the third quarter of 2012 from $32.0 million for the third quarter of 2011. The increase was primarily due to a 28% increase in revenues from AUM or AUA to $33.2 million from $26.0 million in the prior year period, as well as higher licensing and professional services revenues related to the acquisitions of Tamarac Inc. and Prima Capital Holding, Inc., both of which closed during the second quarter of 2012.

Total operating expenses in the third quarter of 2012 increased 44% to $41.4 million from $28.8 million in the prior year period. Cost of revenues increased 32% to $15.1 million in the third quarter of 2012 from $11.4 million in the third quarter of 2011 due to the increase in revenue from AUM or AUA and additional cost from acquired businesses. Compensation and benefits increased 50% to $15.3 million in the third quarter of 2012 from $10.2 million in the prior year period due to higher personnel cost from completed acquisitions, as well as higher stock-based compensation expense. General and administration expenses increased 34% to $7.6 million in the third quarter of 2012 from $5.7 million in the prior year period, primarily due to transaction costs related to the completed acquisitions, and ongoing expense from the acquired companies.

Income from operations was $0.9 million for the third quarter of 2012 compared to $3.2 million for the third quarter of 2011. Net income was $0.6 million, or $0.02 per diluted share, for the third quarter of 2012 compared to $1.9 million, or $0.06 per diluted share, for the third quarter of 2011.

Adjusted EBITDA(1) in the third quarter of 2012 was $6.4 million, compared to $7.6 million in the prior year period. Adjusted Net Income(1) was $2.9 million, compared to $3.8 million in the third quarter of 2011. Adjusted Net Income Per Share(1) was $0.09 per diluted share, compared to $0.12 per diluted share in the third quarter of 2011.

Conference Call

The Company will host a conference call to discuss third quarter 2012 financial results today at 5:00 p.m. ET. The live webcast can be accessed from the Company’s investor relations website at http://ir.envestnet.com/. The conference call can also be accessed live over the phone by dialing (888) 401-4691, or (719) 325-2333 for international callers. A replay will be available beginning one hour after the call and can be accessed from the Company’s investor relations website, or by dialing (877) 870-5176, or (858) 384-5517 for international callers; the conference ID is 5587845. The dial-in replay will be available for one week and the webcast replay will be available for one month following the date of the conference call.

About Envestnet

Envestnet, Inc. (NYSE: ENV) is a leading provider of technology-enabled wealth management solutions to investment advisors. Envestnet’s Advisor Suite software empowers advisors to better manage client outcomes and strengthen their practice. Envestnet offers advanced portfolio solutions through its Portfolio Management Consultants Group, Envestnet | PMC. Envestnet | Tamarac provides leading rebalancing, reporting and practice management software. Envestnet | Prima provides institutional-quality research and due diligence on investment and fund managers. Envestnet | Vantage gives advisors an in-depth view of clients’ investments, empowering them to give holistic, personalized advice.

For more information on Envestnet, please visit www.envestnet.com.

(1) Non-GAAP Financial Measures

“Adjusted revenues” exclude the effect of purchase accounting on the fair value of acquired deferred revenue. Under U.S. GAAP, we record at fair value the acquired deferred revenue for contracts in effect at the time the entities were acquired. Consequently, revenue related to acquired entities for periods subsequent to the acquisition does not reflect the full amount of revenue that would have been recorded by these entities had they remained stand-alone entities.

“Adjusted EBITDA” represents net income before deferred revenue fair value adjustment, interest income, interest expense, income tax provision, depreciation and amortization, non-cash stock-based compensation expense, gain on investments, other income, restructuring charges and transaction costs, severance, customer inducement costs, and litigation related expense.

“Adjusted net income” represents net income before deferred revenue fair value adjustment, non-cash stock-based compensation expense, restructuring expense and transaction costs, severance, amortization of acquired intangibles, customer inducement costs, imputed interest expense and litigation related expense. Reconciling items are tax effected using the income tax rates in effect on the applicable date.

“Adjusted net income per share” represents adjusted net income divided by the diluted number of weighted-average shares outstanding.

See reconciliation of Non-GAAP Financial Measures at the end of this press release. These measures should not be viewed as a substitute for revenues or net income determined in accordance with United States generally accepted accounting principles (GAAP).

Cautionary Statement Regarding Forward-Looking Statements

The forward-looking statements made in this press release and its attachments concerning, among other things, Envestnet, Inc.’s (the “Company”) expected financial performance and outlook, its strategic operational plans and growth strategy are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties and the Company’s actual results could differ materially from the results expressed or implied by such forward-looking statements. Furthermore, reported results should not be considered as an indication of future performance. The potential risks, uncertainties and other factors that could cause actual results to differ from those expressed by the forward-looking statements in this press release include, but are not limited to, difficulty in sustaining rapid revenue growth, which may place significant demands on the Company’s administrative, operational and financial resources, fluctuations in the Company’s revenue, the concentration of nearly all of the Company’s revenues from the delivery of investment solutions and services to clients in the financial advisory industry, the Company’s reliance on a limited number of clients for a material portion of its revenue, the renegotiation of fee percentages or termination of the Company’s services by its clients, the Company’s ability to identify potential acquisition candidates, complete acquisitions and successfully integrate acquired companies, the impact of market and economic conditions on the Company’s revenues, compliance failures, regulatory actions against the Company, the failure to protect the Company’s intellectual property rights, the Company’s inability to successfully execute the conversion of its clients’ assets from their technology platform to the Company’s technology platform in a timely and accurate manner, general economic, political and regulatory conditions, as well as management’s response to these factors. More information regarding these and other risks, uncertainties and factors is contained in the Company’s filings with the Securities and Exchange Commission (“SEC”) which are available on the SEC’s website at www.sec.gov or the Company’s Investor Relations website at http://ir.envestnet.com/. You are cautioned not to unduly rely on these forward-looking statements, which speak only as of the date of this press release. All information in this press release and its attachments is as of November 8, 2012 and, unless required by law, the Company undertakes no obligation to publicly revise any forward-looking statement to reflect circumstances or events after the date of this press release or to report the occurrence of unanticipated events.

Contacts
Investor Relations	Media Relations
investor.relations@envestnet.com	mediarelations@envestnet.com
(312) 827-3940

Envestnet, Inc.

Condensed Consolidated Balance Sheets

(In thousands, except share information)

(Unaudited)

	September 30,	December 31,
	2012	2011
Assets
Current assets:
Cash and cash equivalents	$21,133	$64,909
Fees receivable	10,692	9,644
Deferred tax assets, net	611	192
Prepaid expenses and other current assets	2,936	4,040

Total current assets	35,372	78,785

Property and equipment, net	12,294	11,091
Internally developed software, net	4,053	3,524
Intangible assets, net	28,910	12,225
Goodwill	66,152	22,223
Deferred tax assets, net	7,187	6,692
Other non-current assets	3,544	3,162

Total assets	$157,512	$137,702

Liabilities and Stockholders’ Equity
Current liabilities:
Accrued expenses	$18,892	$14,919
Accounts payable	2,519	1,974
Note payable	—	171
Deferred revenue	5,340	79

Total current liabilities	26,751	17,143

Deferred rent liability	2,038	1,414
Lease incentive liability	4,020	2,933
Other non-current liabilities	752	573

Total liabilities	33,561	22,063

Stockholders’ equity	123,951	115,639

Total liabilities and stockholders’ equity	$157,512	$137,702

Envestnet, Inc.

Condensed Consolidated Statements of Operations

(In thousands, except share and per share information)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
Revenues:
Assets under management or administration	$33,223	$25,971	$92,498	$74,669
Licensing and professional services	9,060	6,069	20,389	17,967

Total revenues	42,283	32,040	112,887	92,636

Operating expenses:
Cost of revenues	15,088	11,429	40,163	32,474
Compensation and benefits	15,261	10,160	40,031	30,693
General and administration	7,621	5,675	22,542	15,809
Depreciation and amortization	3,393	1,550	9,016	4,676
Restructuring charges	—	—	115	53

Total operating expenses	41,363	28,814	111,867	83,705

Income from operations	920	3,226	1,020	8,931

Other income (expense):
Interest income	3	19	26	65
Interest expense	—	(206)	(3)	(621)
Other income	—	—	—	1,100
Loss on investments	—	(8)	—	(4)

Total other income (expense)	3	(195)	23	540

Income before income tax provision	923	3,031	1,043	9,471

Income tax provision	372	1,106	420	3,695

Net income	$551	$1,925	$623	$5,776

Net income per share:
Basic	$0.02	$0.06	$0.02	$0.18

Diluted	$0.02	$0.06	$0.02	$0.18

Weighted average common shares outstanding:
Basic	32,296,636	31,760,998	32,102,386	31,589,279

Diluted	33,358,706	32,871,269	33,179,044	32,937,601

Envestnet, Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands, unaudited)

	Nine Months Ended
	September 30,
	2012	2011
OPERATING ACTIVITIES:
Net income	$623	$5,776
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	9,016	4,676
Amortization of customer inducements	—	3,620
Deferred rent and lease incentive	1,366	357
Gain on investments	—	4
Impairment of customer inducement asset		174
Deferred income taxes	(562)	2,794
Stock-based compensation	3,125	2,359
Interest expense	3	621
Changes in operating assets and liabilities:
Fees receivable	(487)	544
Prepaid expenses and other current assets	3,084	(872)
Customer inducements	—	(1,077)
Other non-current assets	(194)	(1,000)
Accrued expenses	1,791	441
Accounts payable	545	306
Deferred revenue	600	(119)
Other non-current liabilities	179	204

Net cash provided by operating activities	19,089	18,808

INVESTING ACTIVITIES:
Purchase of property and equipment	(4,098)	(4,257)
Capitalization of internally developed software	(1,698)	(1,135)
Repayment of notes payable assumed in acquisition	(174)	(162)
Proceeds from investments	4	23
Goodwill—working capital settlement	889	—
Acquisition of businesses, net	(62,352)	—

Net cash used in investing activities	(67,429)	(5,531)

FINANCING ACTIVITIES:
Proceeds from exercise of stock options	1,927	2,702
Issuance of restricted stock	2,759	—
Purchase of treasury stock	(122)	(94)

Net cash provided by financing activities	4,564	2,608

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(43,776)	15,885

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	64,909	67,668

CASH AND CASH EQUIVALENTS, END OF PERIOD	$21,133	$83,553

Envestnet, Inc.

Reconciliation of Non-GAAP Financial Measures

(in thousands, unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
Revenue	$42,283	$32,040	$112,887	$92,636
Deferred revenue fair value adjustment	401	—	1,018	—

Adjusted revenues	$42,684	$32,040	$113,905	$92,636

Net income	$551	$1,925	$623	$5,776
Deferred revenue fair value adjustment	401	—	1,018	—
Interest income	(3)	(19)	(26)	(65)
Interest expense	—	206	3	621
Income tax provision	372	1,106	420	3,695
Depreciation and amortization	3,393	1,550	9,016	4,676
Stock-based compensation expense	1,195	714	3,125	2,359
Restructuring charges and transaction costs	215	302	2,212	365
Severance	146	370	229	673
Litigation related expense	92	24	150	115
Gain on investments	—	8	—	4
Impairment of customer inducement asset	—	174	—	174
Other income	—	—	—	(1,100)
Customer inducement costs	—	1,207	—	3,620

Adjusted EBITDA	$6,362	$7,567	$16,770	$20,913

Net income	$551	$1,925	$623	$5,776
Deferred revenue fair value adjustment	240	—	609	—
Stock-based compensation expense	714	427	1,868	1,411
Restructuring charges and transaction costs	129	181	1,322	218
Severance	87	221	137	402
Amortization of acquired intangibles	1,077	76	2,633	383
Litigation related expense	55	14	90	69
Customer inducement costs	—	722	—	2,165
Impairment of customer inducement asset	—	104	—	104
Other income	—	—	—	(658)
Imputed interest expense	—	121	—	364

Adjusted net income	$2,853	$3,791	$7,282	$10,234

Diluted number of weighted-average shares outstanding	33,358,706	32,871,269	33,179,044	32,937,601

Adjusted net income per share	$0.09	$0.12	$0.22	$0.31

*	Adjustments are tax effected using an income tax rate of 40.2% for 2012 and 2011, respectively.

Envestnet, Inc.

Historical Assets, Accounts and Advisors

(in millions, except account and advisor data; unaudited)

	As of
	September 30, 2011	December 31, 2011	March 31, 2012	June 30, 2012	September 30, 2012
Platform Assets
Assets Under Management (AUM)	$15,560	$22,936	$26,084	$26,758	$29,232
Assets Under Administration (AUA)	50,607	47,148	54,336	60,511	64,229

Subtotal AUM/A	66,167	70,084	80,420	87,269	93,461
Licensing	61,571	69,514	76,235	229,268	254,256

Total Platform Assets	$127,738	$139,598	$156,655	$316,537	$347,717

Platform Accounts
AUM	83,073	124,636	134,294	141,695	148,920
AUA	254,100	216,038	229,942	274,322	278,192

Subtotal AUM/A	337,173	340,674	364,236	416,017	427,112
Licensing	572,791	588,038	588,936	1,138,233	1,170,978

Total Platform Accounts	909,964	928,712	953,172	1,554,250	1,598,090

Advisors
AUM/A	14,206	13,887	14,386	15,045	15,735
Licensing	5,522	5,709	5,351	6,758	6,878

Total Advisors	19,728	19,596	19,737	21,803	22,613